Exhibit 10.23

1998 IMS Health Incorporated

Non-Employee Directors’ Deferred Compensation Plan

As Amended And Restated Through January 27, 2006

1. Purpose Of The Plan

The purpose of the Plan is to enhance the Company’s ability to attract and retain talented individuals to serve as members of the Board and to promote a greater alignment of interests between non-employee directors and the shareholders of the Company.

2. Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)  Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)  Annual Deferral Amount: As such term is defined in Section 5(a) of the Plan.

(c)  Award: A Deferred Share Unit, Stock Option or Deferred Cash granted pursuant to the Plan.

(d)  Beneficial Owner: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(e)  Board: The Board of Directors of the Company.

(f)  Change in Control: The occurrence of any of the following events:

(i)   any Person (other than the Company, any trustee or other  fiduciary holding securities under an employee benefit plan of  the Company, or any company owned, directly or indirectly, by the  stockholders of the Company in substantially the same proportions  as their ownership of stock of the Company), becomes the  Beneficial Owner, directly or indirectly, of securities of the  Company representing 20% or more of the combined voting power of  the Company’s then-outstanding securities;

(ii)  during any period of twenty-four months (not including any period  prior to the Effective Date), individuals who at the beginning of  such period constitute the Board, and any new director (other than  (A) a director nominated by a Person who has entered into an  agreement with the Company to effect a transaction described in  Sections 2(f)(i), (iii) or (iv) of the Plan, (B) a director  nominated by any Person (including the Company) who publicly  announces an intention to take or to consider taking actions  (including, but not limited to, an actual or threatened proxy  contest) which if consummated would constitute a Change in Control  or (C) a director nominated by any Person who is the Beneficial  Owner, directly or indirectly, of securities of the Company  representing 10% or more of the combined voting power of the  Company’s securities) whose election by the Board or nomination for  election by the Company’s stockholders was approved in advance by a  vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or  whose election or nomination for election was previously so  approved, cease for any reason to constitute at least a majority  thereof;

(iii)   the stockholders of the Company approve any transaction or series of  transactions under which the Company is merged or consolidated with  any other company, other than a merger or consolidation (A) which  would result in the voting securities of the Company outstanding  immediately prior thereto continuing to represent (either by  remaining outstanding or by being converted into voting securities  of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of  the Company or such surviving entity outstanding immediately after  such merger or consolidation and (B) after which no Person holds  20% or more of the combined voting power of the then-outstanding  securities of the Company or such surviving entity; or

(iv) the stockholders of the Company approve a plan of complete  liquidation of the Company or an agreement for the sale or  disposition by the Company of all or substantially all of the  Company’s assets.

(g)  Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(h)  Cognizant: Cognizant Corporation, a Delaware corporation.

(i)  Committee: The Compensation and Benefits Committee of the Board.

(j)  Company: IMS Health Incorporated, a Delaware corporation.

(k)  Deferred Cash: A bookkeeping entry credited in accordance with an election made by a Participant pursuant to Section 5 of the Plan.

(l)  Deferred Share Unit: A bookkeeping entry, equivalent in value to one Share, credited in accordance with an election made by a Participant pursuant to Section 5 of the Plan.

(m)  Determination Date: As such term is defined in Section 6 of the Plan.

(n)  Effective Date: The date on which the Plan takes effect, as defined pursuant to Section 13 of the Plan.

(o)  Election Date: The date on which a Participant files an election with the Secretary of the Company pursuant to Section 5 of the Plan.

(p)  Fair Market Value: On a given date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

(q)  First Trading Date: The first date on which the Shares are traded regular way on the principal national securities exchange on which such Shares are listed or admitted to trading.

(r)  Participant: Any director of the Company who is not an employee of the Company or any Subsidiary of the Company (i) as of any Election Date and (ii) during any years of service covered by the election made on such Election Date.

(s)  Person: As such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(t)  Plan: The 1998 IMS Health Incorporated Non-Employee Directors’ Deferred Compensation Plan, as amended and restated.

(u)  Plan Interest Rate: The rate of interest per annum, as determined from time to time by the Company’s Chief Financial Officer, in effect and applicable to Deferred Cash for a given year or other period specified by the Chief Financial Officer. The Chief Financial Officer will base the Plan Interest Rate upon the prime interest rate(s) then generally in effect, or upon such other prevailing interest rates or other factors deemed relevant by the Chief Financial Officer in his or her sole discretion, and will announce the Plan Interest Rate in advance of the period in which it will be in effect.

(v)  Shares: Shares of common stock, par value $0.01 per Share, of the Company.

(w)  Spinoff Date: The date on which the Shares that are owned by Cognizant are distributed to the holders of record of shares of Cognizant.

(x)  Stock Option: A non-qualified stock option granted in accordance with an election made by a Participant pursuant to Section 5 of the Plan.

(y)  Stock Option Value: The value assigned to a Stock Option to purchase one Share, for purposes of determining the number of Shares to be subject to a Stock Option granted in lieu of payment of an Annual Deferral Amount (or specified portion thereof) under Section 5(c). The Stock Option Value shall be determined from time to time by the Committee, based on a reasonable valuation methodology selected by the Committee, and shall remain in effect until changed by the Committee. Initially and until changed by the Committee, the Stock Option Value shall be deemed to be one-third of the Fair market Value of one Share on the date the Stock Option is granted.

(z)  Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3. Administration

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two “non-employee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto). The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The foregoing notwithstanding, the Board may exercise any power or perform any function of the Committee, in which case any applicable reference to “Committee” herein shall be deemed to refer to the Board.

From and after May 2, 2003, the Plan shall be deemed to be a subplan implementing the Company’s 1998 Non-Employee Directors’ Stock Incentive Plan (the “1998 NEDSIP”). Accordingly, Deferred Share Units and Stock Options granted on or after that date shall be deemed to be awards governed by the 1998 NEDSIP, and any Shares delivered in connection with such Awards shall be drawn from the 1998 NEDSIP.

4. Eligibility

All Participants shall be eligible to participate under this Plan.

5. Voluntary Deferral Of Cash Compensation

A Participant may voluntarily elect to defer his or her cash compensation (including, but not limited to, annual retainer, board meeting fees, committee meeting fees and committee chairman fees) in the following manner:

(a)  Method Of Election. In order to make a voluntary election pursuant to the Plan, the Participant must complete and deliver to the Secretary of the Company a written election, not later than 30 days after the date on which he or she commences service as a director of the Company or, for deferrals to occur in subsequent years, not later than December 31 of the year preceding the subsequent year (or such earlier deadline as may be specified by the Company, provided that such deadline shall be established so as to ensure effective tax deferral by the Participant and conform to all applicable requirements of Code Section 409A), designating (i) the portion of his or her cash compensation for a year of service as a director that is to be deferred (the “Annual Deferral Amount”) and (ii) the portion of the Annual Deferral Amount that is to be deferred into (A) Deferred Share Units and/or (B) Stock Options and/or (C) Deferred Cash. Such an election shall only be effective with respect to (i) the annual retainer and (ii) any other fees earned (in each case) after the date of the election. Such election shall remain effective for all future years of service unless the Participant makes a new valid election in a subsequent year by the applicable deadline for such elections. The foregoing notwithstanding, elections in 2005 pertaining to deferrals of compensation payable in 2005 after the filing of the election shall be deemed timely and valid if filed not later than March 15, 2005, provided that such an election (and this Plan) shall be subject to all of the requirements of  IRS Notice 2005-1, Q/A 21. A Participant’s deferrals in

2005 prior to the effectiveness of any election referred to in the preceding sentence were governed by the irrevocable deferral election filed by the applicable deadline for such election in 2004, which election remained in effect until the anniversary (in 2005) of the normal commencement date for the Participant’s term as a director.

(b) Deferred Share Units. If a Participant elects to defer his or her Annual Deferral Amount into Deferred Share Units, such Participant will have Deferred Share Units credited (as of each date on which his or her cash compensation would otherwise have been paid) to a Deferred Share Unit account maintained for him or her on the books of the Company. The number of Deferred Share Units (including fractional Deferred Share Units) to be credited shall be determined by dividing (i) the amount of cash compensation to be deferred into Deferred Share Units by (ii) the Fair Market Value of one Share on the date credited. Deferred Share Units, during such period as they are outstanding, shall be credited with dividend equivalents based on dividends paid on Shares. Dividend equivalents resulting from dividend payments prior to August 1, 2002 shall be converted into additional Deferred Share Units based on the Fair Market Value of Shares on the date credited. From and after August 1, 2002, dividend equivalents relating to cash dividends paid prior to settlement of a Deferred Share Unit shall be calculated at the time of such settlement and credited and paid in cash at settlement, without interest; provided, however, that non-cash dividends and large, special and non-recurring cash dividends will be governed by Section 9 of the Plan. Notwithstanding anything to the contrary in this Section 5(b), the Fair Market Value of one Share on any date prior to the First Trading Date shall be the Fair Market Value of one Share on the First Trading Date.

(c) Stock Options. If a Participant elects to defer his or her Annual Deferral Amount into Stock Options, such Participant will receive a grant of a Stock Option as of each date on which his or her cash compensation would otherwise have been paid. The number of Shares purchasable under the Option (rounded to the nearest whole Share) will be determined by dividing (i) the amount of cash compensation to be deferred into Stock Options by (ii) the Stock Option Value then in effect. The Stock Option (i) will have an exercise price per Share equal to 100% of the Fair Market Value of a Share at the date of grant, (ii) will have a stated expiration date of seven years after the date of grant, (iii) will be non-forfeitable, and (iv) will become exercisable on the first anniversary of the date of grant. The foregoing notwithstanding, the Stock Option will become exercisable immediately prior to a Change in Control or in the event of the termination of the Participant’s service as a director due to death or disability. The foregoing notwithstanding, deferrals into Stock Options will not be permitted in 2005 and 2006, except upon receipt of advice satisfactory to the Company’s General Counsel, that such deferrals are permissible under and can be made in compliance (to the extent required) with Code Section 409A.

(d) Deferred Cash. If a Participant makes a voluntary election to defer his or her Annual Deferral Amount into Deferred Cash, such Participant will have Deferred Cash credited, as of each date on which his or her cash compensation would otherwise have been paid, to a Deferred Cash account maintained for him or her on the books of the Company. The amount of Deferred Cash to be credited shall equal the amount of cash compensation to be deferred into Deferred Cash. A Participant’s account shall be credited with additional Deferred Cash equal to the amount of notional interest earned on the account, assuming that such interest is earned at the Plan Interest Rate and compounded on an annual basis.

6. Distributions Following Termination Of Board Service

All distributions will be made after termination of the Participant’s service as a director of the Company. Any distribution of Deferred Share Units shall be in the form of whole Shares equal to the number of Deferred Share Units being distributed, with any fractional Shares distributable on the final distribution date to be paid in cash based on the Fair Market Value of a Share as of that distribution date. Deferred Cash shall be distributed in cash. A Participant may elect to have all or designated portions of his or her Deferred Share account and Deferred Cash account distributed as follows:

•                  As a lump sum on the first business day of the calendar year immediately following the date on which the Participant terminates service with the Company (the “Determination Date”);

•                  As a lump sum on the fifth anniversary of the Determination Date; or

•                  As annual installments payable commencing on the Determination Date, such number of installments not to exceed ten (any Shares distributable on a given date shall be rounded down to the nearest whole Share).

The Participant shall elect the distribution date for deferrals at the same time as he or she elects to participate in the Plan under Section 5(a), provided that, (i) if no valid election relating to distribution is on file, the Participant shall be deemed to have elected a lump sum distribution to be made on the Determination Date, and (ii), as to deferrals in 2006 and earlier (including all account balances in existence in 2006), a Participant may, in accordance with Proposed Treasury Regulation § 1.409A, Preamble § XI.C, elect a permitted form of distribution other than a lump sum on the Determination Date by filing an election during 2006 and prior to his or her termination of service as a director (distributions shall remain subject to Section 9(b), however).

7. Nontransferability Of Awards And Rights Under The Plan

Awards and related rights under the Plan shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. During the lifetime of a Participant, Awards shall be payable only to or exercisable only by such Participant. Deferred Share Units and Deferred Cash payable after the death of a Participant may be paid to the legatees, personal representatives or distributees of the Participant, and a Stock Option may be transferred to and thereafter exercised by the legatees, personal representatives or distributees of the Participant after the Participant’s death. The foregoing notwithstanding, the Committee may permit a transfer of Stock Options in connection with the Participant’s estate planning, subject to such terms and conditions as the Committee may specify.

8. Unfunded Plan

Unless otherwise determined by the Committee, the Plan shall be unfunded. To the extent any individual holds any rights by virtue of an Award granted under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.

9. Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to Awards.

(a)  Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to any Deferred Share Units or Stock Options granted under the Plan., and shall make such adjustments to Deferred Share Units or Stock Options as it deems necessary or appropriate to preserve without enlarging the rights of each Participant with respect to his or her Award.

(b)  Change In Control. In the event of a Change in Control which constitutes (or involves related transactions which constitute) “a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Proposed Treasury Regulation §§ 1.409A-3(a)(5) and (g)(5) (a “409A Change in Control”) and any successor thereto, Deferred Cash and Deferred Share Units shall be distributed in a lump sum not later than five business days after such Change in Control (and in the case of Deferred Share Units, such distribution shall be simultaneous with the 409A Change in Control if necessary to permit Participants to participate in a transaction that is related to the 409A Change in Control, such as a tender offer).

10. Successors And Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

11. Amendments Or Termination

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of any Participant under any Awards theretofore granted without such Participant’s consent. The Committee may act to amend, alter or discontinue the Plan, but only if the amendment or other action would not require shareholder approval and otherwise does not materially increase the cost of the Plan to the Company.

12. Choice Of Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

13. Effectiveness Of The Plan And Amendment And Restatement Of The Plan

The Plan became effective as of the Spinoff Date. The latest amendment and restatement of the Plan became effective January 27, 2006, and applies to all deferral accounts in existence at that date. The amendment and restatement of the

Plan that became effective December 12, 2005 (the “2005 Restatement”) applies to all deferrals under the Plan in 2005 and later. With respect to any deferral under the Plan prior to 2005, the terms of the Plan as in effect before the 2005 Restatement apply to such deferral, except that (i) the terms of Section 9(b) of the 2005 Restatement shall apply to such earlier deferrals as an exercise of the discretion conferred under Section 9(b) of the Plan as in effect prior to the 2005 Restatement, and (ii) the terms of the change to Section 3 of the Plan (relating to the 1998 NEDSIP) are effective as of May 2, 2003.